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Exhibit 99(b)

NOTICE OF GUARANTEED DELIVERY
for
RIGHTS CERTIFICATES
of
THE ALPINE GROUP, INC.

Non-Transferable Rights Offering to Purchase
up to 16,000 Shares of Series A Cumulative
Convertible Preferred Stock at $380.00 per share

THE RIGHTS OFFERING WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME,
ON                        , 2003, UNLESS EXTENDED.

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated                        , 2003 (the "Prospectus") of The Alpine Group, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent") prior to 5:00 p.m., New York City time, on                        , 2003, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by mail, hand or overnight courier, or sent by facsimile transmission, to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Date.

Payment of the subscription price for each share of the Company's Series A Preferred Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the guaranteed delivery procedures. See "The Rights Offering—Payment for Shares" in the Prospectus.

The Subscription Agent:
AMERICAN STOCK TRANSFER & TRUST COMPANY

Address for Subscription Certificates and Payment—by Mail, Hand or Overnight Courier:
59 Maiden Lane
Plaza Level
New York, New York 10038

Facsimile Transmission for Notice of Guaranteed Delivery (For Eligible Institutions Only):
(718) 234-5001

        Telephone Number to Confirm Receipt of Facsimile Only:
(877) 248-6417

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. The Eligible Institution (as defined in the Instructions as to use of Rights Certificates) that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Right to subscribe for                        share(s) of Series A Preferred Stock with respect to the Rights represented by such Rights Certificate(s).

The undersigned understands that payment of the subscription price for each share of Series A Preferred Stock subscribed for pursuant to the Rights must be received by the Subscription Agent prior to the Expiration Date and represents that such payment, in the aggregate amount of $                        either:

(check Box 1 or Box 2)

Box 1	☐	is being delivered to the Subscription Agent herewith; or
Box 2	☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
		☐	Wire transfer of funds Name of transferor institution: Date of transfer: Confirmation number (if available):
		☐	Uncertified check Name of maker: Date of check: Check number: Bank on which check is drawn:
		☐	Certified check Name of maker: Date of check: Check number: Bank on which check is drawn:
		☐	Bank draft (cashier's check) Name of maker: Date of check: Check number: Bank on which check is drawn:
		☐	Money order Name of maker: Date of check: Check number: Bank on which check is drawn:
Signature(s):	Address:

Name(s):	Area Code and Tel. No(s).:

Rights Certificate No(s). (if available):

2

GUARANTEE

(DO NOT USE FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or a member of NASD Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificate(s) representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the Expiration Date.

Name of Firm:	Authorized Signature:
Address:	Name:
Title:
Zip Code	(Please Type or Print)
Area Code and Tel. No.:	Dated:

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

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NOTICE OF GUARANTEED DELIVERY for RIGHTS CERTIFICATES of THE ALPINE GROUP, INC. Non-Transferable Rights Offering to Purchase up to 16,000 Shares of Series A Cumulative Convertible Preferred Stock at $380.00 per share
GUARANTEE (DO NOT USE FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)